                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:   August 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             CORUS BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[CORUS BANKSHARES LOGO]       ROBERT J. GLICKMAN            3959 N. Lincoln Ave.
                              President and CEO             Chicago, IL 60613





March 11, 2003


TO OUR SHAREHOLDERS:

I would like to invite you to attend the 2003 Annual Meeting of Shareholders of Corus Bankshares, Inc., to be held on Thursday, April 10, 2003 at 10:00 a.m. at the Corus Bank, N.A. branch at 4800 N. Western Avenue, Chicago, Illinois.

The primary purpose of the Annual Meeting will be to elect six directors, ratify the appointment of Ernst & Young LLP as independent public accountants for 2003 and approve the amended articles of incorporation. We will also be sharing with you information about our performance during 2002. Additionally, the Annual Meeting will give you an opportunity to meet our Directors and our Senior Officers.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. If you do attend the Annual Meeting and wish to vote in person, you may do so, even though you have previously sent in a proxy.

I look forward to seeing you at the Meeting.

Very truly yours,

/s/ Robert Glickman

                                PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Corus Bankshares, Inc. ("Corus") for use at the Annual Meeting of Shareholders, to be held on April 10, 2003, at 10:00 a.m., in the branch of Corus Bank, N.A., 4800
N. Western Avenue, Chicago, Illinois, or at any adjournment of such meeting. Each proxy received from shareholders will be voted at the meeting and, if specified, as directed, by the shareholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of the nominees for the office of Director, as set forth below, the ratification of Ernst & Young LLP as the Company's independent public accountants, to approve the amended articles of incorporation and, in accordance with the best judgment of the holders thereof, any other business which may properly come before the meeting and be submitted to a vote of the shareholders. Shares represented by proxies which are marked "withholding authority" with respect to the election of one or more nominees for election as director, proxies which are marked "abstain" on other proposals, and proxies which are marked "deny discretionary authority" on other matters WILL NOT be counted in determining whether a majority vote was obtained in such matters. With respect to brokers who are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares WILL NOT be included in the vote totals. A proxy may be revoked at any time prior to its exercise by means of a written revocation or a properly executed proxy bearing a later date. Shareholders having executed and returned a proxy who attend the meeting and desire to vote in person are requested to so notify the Secretary of Corus prior to or at the time of a vote taken at the meeting. The cost of soliciting proxies in the accompanying form has been or will be borne by Corus.

            OUTSTANDING VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Corus has 14,119,244 shares of $0.05 par value Common Stock outstanding. Each share is entitled to one vote. Shareholders of record as of the close of business on February 21, 2003 are entitled to vote at the meeting. So far as is known to Corus, as of February 21, 2003, the following shareholders owned beneficially, or of record, more than five percent (5%) of the Common Stock of
Corus:

                                                               AMOUNT AND NATURE OF
         SHAREHOLDER                    ADDRESS                BENEFICIAL OWNERSHIP           PERCENT
------------------------------   ----------------------    -----------------------------    ------------
R.J. Glickman                    Chicago, Illinois                  3,535,255    (1)              24.8%
E.W. Glickman                    Edina, Minnesota                   1,533,644    (2)              10.9%
J.C. and B.R. Glickman           La Jolla, California               1,249,177    (3)               8.8%


(1) Includes 330,960 shares held as sole trustee of various trusts for the benefit of his children; and 49,126 shares as director and officer of a charitable foundation. Also includes 156,000 vested stock options. R.J. Glickman is the son of J.C. and B.R. Glickman.
(2) Includes 22,450 shares held as trustee for the benefit of various relatives of Joseph C. Glickman under Glickman Family Trusts. E.W. Glickman is the son of J.C. and B.R. Glickman.
(3)  Includes 84,324 shares as officer of a charitable foundation.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

The Bylaws of Corus provide that the "Board of Directors shall consist of not less than five (5) nor more than thirteen (13) persons." The Bylaws also state that at the Annual Meeting of Shareholders the concurrence of a majority of all the issued and outstanding stock entitled to vote thereat shall be required for taking any action by the shareholders including the election of directors. At the meeting, it will be proposed to elect six directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify. Shareholders of Corus have no cumulative voting rights with respect to the election of directors.

The following individuals are nominees for election. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxy holders to vote in favor of the remainder of those named and to vote for substitute nominees in their discretion. Information regarding these six nominees and the number of shares of Common Stock beneficially owned by them as of February 21, 2003, is set forth below:


                                DIRECTOR NOMINEES


               NAME, AGE AND PERIOD OF                                          PRINCIPAL OCCUPATION AND
                SERVICE AS A DIRECTOR                                      DIRECTORSHIPS FOR PAST FIVE YEARS
-------------------------------------------------------------------------------------------------------------------------
JOSEPH C. GLICKMAN (87)                                Chairman of the Board of Directors of Corus.
Director since 1958                                    Father of R.J. Glickman.
-------------------------------------------------------------------------------------------------------------------------
ROBERT J. GLICKMAN (56)                                President, Chief Executive Officer and Director of Corus.
Director since 1972                                    Director Corus Bank, N.A.  Son of J.C. Glickman.
-------------------------------------------------------------------------------------------------------------------------
STEVEN D. FIFIELD (54)                                 President and Chief Executive Officer, Fifield Realty Corp.
Director since 1997                                    Real estate development and construction.
-------------------------------------------------------------------------------------------------------------------------
VANCE A. JOHNSON (56)                                  Partner, Philip Rootberg & Company, LLP
Director since 2000                                    Director of various real estate and investment partnerships.
-------------------------------------------------------------------------------------------------------------------------
RODNEY D. LUBEZNIK (55)                                President and Director, Restaurant Management Corp.
Director since 1994                                    Owns and operates restaurants.
-------------------------------------------------------------------------------------------------------------------------
MICHAEL J. MCCLURE (42)                                Vice President Finance, Kemper Insurance Companies
Director since 2002                                    Director of various insurance-related companies.
                                                       Former Chief Accounting Officer & Corporate Secretary, Corus
                                                       Bankshares, Inc. (1995-1998)
-------------------------------------------------------------------------------------------------------------------------

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                                                                                    AMOUNT AND NATURE OF
                                                                                    BENEFICIAL OWNERSHIP
                                                                                      OF COMMON SHARES
DIRECTOR NOMINEES                              ADDRESS                              AT FEBRUARY 21, 2003              PERCENT
-----------------                              -------                              --------------------              -------
Robert J. Glickman                             Chicago, Illinois                         3,535,255  (1)                24.8%
Joseph C. Glickman                             La Jolla, California                      1,249,177                      8.8%
Steven D. Fifield                              Chicago, Illinois                             5,000                      *
Vance A. Johnson                               Chicago, Illinois                                 -                      -
Rodney D. Lubeznik                             Michigan City, Indiana                        1,900                      *
Michael J. McClure                             Burr Ridge, Illinois                          1,000                      *

OTHER NAMED EXECUTIVE OFFICERS
Randy P. Curtis                                LaGrange, Illinois                           12,149  (2)                 0.1%
Richard J. Koretz                              Highland Park, Illinois                      16,800  (3)                 0.1%
Michael G. Stein                               Skokie, Illinois                             20,316                      0.1%
Tim H. Taylor                                  Chicago, Illinois                            16,500  (4)                 0.1%

Directors and all Executive Officers as a Group (12 in total)                            4,863,697  (5)                 34.0%


* Represents less than 0.1% of total common shares outstanding
(1) Includes 156,000 vested stock options
(2) Includes 10,100 vested stock options
(3) Includes 15,800 vested stock options
(4) Includes 16,200 vested stock options
(5) Includes 201,700 vested stock options

All of the Directors attended at least 75% of the Board meetings held while they were on the Board.

There were five Board meetings held during 2002. Stock Option Committee membership included Directors Vance A. Johnson, Rodney D. Lubeznik and Michael Tang. The Stock Option Committee, which met once during the year and was attended by all committee members, approved all stock options granted during the year. Compensation Committee membership included Directors Vance A. Johnson and Rodney D. Lubeznik. The Compensation Committee met once during the year and was attended by both committee members. Directors Joseph C. Glickman, Robert J. Glickman and Rodney D. Lubeznik served on the Nominating Committee. The function of the Nominating Committee is to identify and recommend to the Board of Directors candidates for director nomination. The Nominating Committee did not meet in 2002 because all matters that would normally be discussed by that committee were discussed by the full Board of Directors.

The Audit Committee consists of three Directors. Directors Vance A. Johnson, chairman, and Rodney D. Lubeznik served on the committee for the entire year. Director Michael Tang served as a committee member for four meetings, and was replaced by Director Michael J. McClure.

The Audit Committee, in addition to reviewing internal control reports, regulatory examination reports and financial information prior to public release, recommends the independent public accountants for appointment by the Board of Directors and reviews the results of the audit engagement. There were five regular Audit Committee meetings held in 2002 with all committee members present. In addition, there were four conference calls to review quarterly operating results prior to publicly releasing earnings and filing the Form 10-Q. These calls were attended by the Chairman of the Audit Committee.

Directors Johnson, Lubeznik and McClure are all independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers.

Report of the Audit Committee

In fulfilling its oversight responsibilities, and in accordance with its written charter (see Exhibit A), the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Committee reviewed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants the auditors' independence from management, and the Company, including the matters in the written disclosures required by the Independence Standards Board as well as considered the compatibility of non-audit services with the auditors' independence.

The Committee also discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the selection of the Company's independent public accountants.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report or information be specifically incorporated by reference.

Vance A. Johnson, Audit Committee Chair
Rodney D. Lubeznik, Audit Committee Member
Michael J. McClure, Audit Committee Member

February 24, 2003

PROPOSAL TWO: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

On February 24, 2003, the Audit Committee of the Board of Directors of Corus recommended that the shareholders ratify Ernst & Young LLP at the 2003 Annual Meeting as Independent Public Accountants of Corus for the year ending December 31, 2003.

One or more representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. Ernst & Young LLP representatives will be available to respond to appropriate questions that shareholders may have.

The following table represents fees paid to Independent Public Accountants for services provided in 2002 and 2001.



                                                      2002                                     2001
                       --------------------------------------------------------------  --------------------
  Type of                Ernst & Young              Arthur                                    Arthur
  Service                     LLP               Andersen LLP               Total           Andersen LLP
--------------------   -------------------   --------------------   -----------------  --------------------
Audit                           $ 185,000               $ 16,000           $ 201,000             $ 148,000
Audit Related                      28,000                      -              28,000                28,000
Tax                                     -                  3,400               3,400                96,000
Other                                   -                 20,850              20,850               280,000
                       -------------------   --------------------   -----------------  --------------------
       Total                    $ 213,000               $ 40,250           $ 253,250             $ 552,000

Audit Related Fees relate to the costs associated with auditing the Company's Benefit Plans for both 2002 and 2001.

The Other Fees paid to Arthur Andersen LLP in 2002 were for an audit of Corus' network security and expert witness fees associated with certain litigation. Other Fees in 2001 primarily consists of outsourced internal audit services.

In 2001, Corus benefited from the efficiencies of utilizing the same firm to perform both outsourced internal and external audit services. For 2002 and beyond, the Independent Public Accountants performing the external audit will no longer provide outsourced internal audit services. As such, these efficiencies are lost, resulting in the increased cost for the annual audit.

The Audit Committee policies and procedures require pre-approval, subject to limited exceptions, for all procedures to be performed by the Independent Public Accountants. In limited instances, where procedures to be performed by the Independent Public Accountants will result in fees not to exceed 5% of the Audit Fees, pre-approval is not required.

PROPOSAL THREE: AMENDMENT TO THE ARTICLES OF INCORPORATION LIMITING THE LIABILITY OF DIRECTORS

The Board of Directors recommends that Corus' Articles of Incorporation be amended to limit the personal liability of directors to the corporation and its shareholders for monetary damages for breach of a fiduciary duty as a director.

This action reflects a concern with (1) the extent of shareholder litigation in recent years, (2) the increased expense and other complications relating to obtaining adequate directors' and officers' liability insurance, and (3) the increased vulnerability of directors to potentially large claims for monetary damages, even in situations in which directors act honestly and in good faith.


The Board of Directors believes that the addition of proposed Article Nine, which is consistent with the Minnesota Business Corporation Act (as well as the laws governing business in numerous other states), will aid the Company's ability to continue to find and retain well-qualified individuals to serve as directors of the Company. The Company's Board of Directors has therefore voted unanimously for the adoption of an amendment to the Articles of Incorporation of the Company to add Article Nine in the form set forth in Exhibit B to the Proxy Statement which would limit the personal liability of directors for monetary damages under certain circumstances, as summarized below.

The limitation on liability imposed by proposed Article Nine does not eliminate the fiduciary responsibility of directors to the Company but would eliminate the personal liability of directors for monetary damages to the Company or its shareholders for breach of their fiduciary duty as a director. However, it would not eliminate directors' liability for any breach of their duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any transaction from which the directors derive an improper personal benefit, or for permitting certain distributions to shareholders in violation of the Minnesota Business Corporation Act. The amendment would only apply to claims for monetary damages and would not prevent suits seeking injunctive relief, nor would it in any way limit other types of claims against directors, such as claims arising under federal or state securities laws. It only applies to claims by the Company or its shareholders and not to claims by other parties. Lastly, the proposed amendment does not limit the liability of directors for acts or omissions occurring before its adoption.

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation for services in all capacities to Corus and its subsidiaries during the last three fiscal years by Corus' Chief Executive Officer and includes the five highest-paid executive officers, who were serving as executive officers at December 31, 2002, as measured by 2002 compensation levels.


                           SUMMARY COMPENSATION TABLE

                                                                           -------------------------------------------
                                                                                      LONG TERM COMPENSATION
                                        ------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION                 AWARDS         PAYOUTS
----------------------------------------------------------------------------------------------------------------------
                (a)           (b)         (c)        (d)         (e)          (f)          (g)            (h)             (i)

                                                                OTHER      RESTRICTED  SECURITIES                        ALL
                                                               ANNUAL        STOCK     UNDERLYING        LTIP           OTHER
           Name and                    SALARY   BONUS(1)   COMPENSATION(2)   AWARDS      OPTIONS/       PAYOUTS    COMPENSATION(3)
      Principal Position     Year       ($)        ($)          ($)           ($)        SARs (#)         ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
Robert J. Glickman           2002     500,000     500,000          0            0        40,000             0                 0
President and                2001     500,000     500,000          0            0        40,000             0                 0
CEO                          2000     500,000     500,000          0            0        50,000             0                 0
--------------------------------------------------------------------------------------------------------------------------------
Randy P. Curtis              2002     205,000      90,000          0            0         3,500             0             1,500
Senior Vice President        2001     195,000      80,000          0            0         3,000             0             1,500
Corus Bank, N.A.             2000     185,000      70,000          0            0         2,500             0             1,500
--------------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz            2002     175,000     160,000          0            0         7,000             0             1,500
Senior Vice President        2001     160,000     140,000    115,410            0         6,000             0             1,500
Corus Bank, N.A.             2000     160,000     300,000          0            0         4,000             0             1,500
--------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein             2002     250,000     481,820          0            0             0             0             1,500
Executive Vice President     2001     250,000     514,893          0            0             0       858,351             1,500
Corus Bank, N.A.             2000     225,000     454,705    110,650            0             0             0             1,500
--------------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                2002     275,000     285,000          0            0        18,000             0             1,500
Executive Vice               2001     250,000     250,000    119,316            0        15,000             0             1,500
President and CFO            2000     225,000     225,000    318,020            0        12,000             0             1,500
--------------------------------------------------------------------------------------------------------------------------------


(1) Michael Stein earned additional bonus deferred under the Commission Program for Commercial Loan Officers. See Long-Term Incentive Plan Awards table.
(2) Represents gain on exercise of options. See table under heading Aggregated Options/SAR Exercises and Year-End Values
(3)  Represents 401(k) matching contributions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table discloses stock options granted in 2002 to the named executive officers.

----------------------------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                                                                      STOCK PRICE
                                                                                                   APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                                OPTION TERM
----------------------------------------------------------------------------------------------------------------------------
           (A)                    (B)               (C)                (D)            (E)            (F)             (G)
                               NUMBER OF        % OF TOTAL
                              SECURITIES         OPTIONS/
                              UNDERLYING           SARS
                             OPTIONS/SARS       GRANTED TO         EXERCISE OR
                                GRANTED          EMPLOYEES         BASE PRICE     EXPIRATION
          NAME                    (#)             IN 2002            ($/SH)          DATE          5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------------
Robert J. Glickman                     40,000           36.02           50.03     4/22/2012       1,258,544       3,189,397
----------------------------------------------------------------------------------------------------------------------------
Randy P. Curtis                         3,500            3.15           50.03     4/22/2012         110,123         279,072
----------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz                       7,000            6.30           50.03     4/22/2012         220,245         558,145
----------------------------------------------------------------------------------------------------------------------------
Michael G. Stein                            0               0               0             0               0               0
----------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                          18,000           16.21           50.03     4/22/2012         566,345       1,435,229
----------------------------------------------------------------------------------------------------------------------------

The options in the above table were granted on April 22, 2002. The options vest 20% per year over a five-year period.

AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table summarizes stock options that were exercised by each of the named executives during 2002 and the number and value of stock options that were unexercised at December 31, 2002.

-------------------------------------------------------------------------------------------------------------------------------
                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------------------
           (a)                  (b)              (c)                      (d)                               (e)
                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                                      UNEXERCISED                      IN-THE-MONEY
                                                                    OPTIONS/SARS AT                   OPTIONS/SARS AT
                               SHARES                            DECEMBER 31, 2002 (#)             DECEMBER 31, 2002 ($)
                            ACQUIRED ON         VALUE                 EXERCISABLE/                     EXERCISABLE/
          NAME              EXERCISE (#)     REALIZED ($)            UNEXERCISABLE                     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
Robert J. Glickman                 0                0                  148,000/182,000               1,937,400/1,602,600
-------------------------------------------------------------------------------------------------------------------------------
Randy P. Curtis                    0                0                      9,400/8,600                    129,358/40,732
-------------------------------------------------------------------------------------------------------------------------------
Richard J. Koretz                  0                0                    14,400/16,600                    201,587/73,168
-------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein                   0                0                              0/0                               0/0
-------------------------------------------------------------------------------------------------------------------------------
Tim H. Taylor                      0                0                    12,600/41,600                   117,116/183,006
-------------------------------------------------------------------------------------------------------------------------------

The numbers and amounts in the preceding table represent non-qualified stock options. There have been no SARs or incentive stock options granted since the inception of the Plan to date.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          ESTIMATED FUTURE
                                                                                    PERIODS UNTIL          PAYOUTS UNDER
                          ORIGINATING           NUMBER OF           NOTE (1)        MATURATION OR            NON-STOCK
        NAME                  YEAR             SHARES (1)              ($)            PAYOUT (1)         PRICE-BASED PLANS
--------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein              2002               20,572                     0           10 years                   (2)
--------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein              2001               20,893                     0            9 years                   (2)
--------------------------------------------------------------------------------------------------------------------------------
Michael G. Stein              2000               31,055                     0            8 years                   (2)
--------------------------------------------------------------------------------------------------------------------------------


The long-term incentive awards detailed in the above table relate to the Corus Bank, N.A. Commission Program for the Commercial Loan Officers (the "CLO Commission Program").

The purpose of the CLO Commission Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability, and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of Corus and its shareholders. The CLO Commission Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Commission Program. Currently there are 16 officers of Corus eligible to participate, including Michael G. Stein.

(1) The CLO Commission Program provides for deferred payment of a portion of annual commercial loan officer commissions, which are calculated in accordance with the formula set forth in the CLO Commission Program. These deferred amounts are subject to reduction in the event of certain circumstances relating to loan losses and nonperforming loans. The plan offers participants a combination of three options for investing their deferred payments. The deferral can be invested in the equivalent of: 1) a note indexed to 10-year Treasury rates, 2) shares of Corus' Common Stock or
     3) a combination of Corus' Common Stock and a note indexed to the S&P 500 index. In addition, those electing options 2) or 3) would be entitled to receive an annual cash payment equal to the amount of dividends earned on the underlying Corus Common Stock. The deferred commission amounts generally become payable at the end of a ten-year deferral period.

(2) Future payouts will be calculated as the sum of the value of any notes plus the product of the underlying shares multiplied by the then-current stock price. Furthermore, as mentioned above, final payments to Mr. Stein will depend on any portfolio losses that occur between the time of deferral and the ultimate payout of the deferred commission.

BENEFIT PLANS

Upon attainment of normal retirement date, a participant is entitled to receive a monthly benefit for life equal to 22.5% of final monthly average compensation up to covered compensation, plus 37.5% of such participants final average monthly compensation in excess of covered compensation, decreased proportionately for less than 30 years of credited service. The maximum level of annual compensation for computing retirement benefits in 2002 was $200,000. An employee is vested in the plan after five years of service.

The following table lists salary ranges up to a maximum final average compensation level of $200,000, indexed for the respective years and sets forth the estimated annual benefits payable upon retirement at age 65 for the specified compensation and years of service. The pension benefits are on the basis of a straight life annuity and are not reduced for social security or other benefits received by participants. Annual pension benefits remain fixed after 30 years of service.

-------------------------------------------------------------------------------------------------------------------------------
                                                                        YEARS OF SERVICE
         FINAL AVERAGE            ---------------------------------------------------------------------------------------------
        COMPENSATION (1)                10                    15                20                 25                30
-------------------------------------------------------------------------------------------------------------------------------
            $125,000                   $ 12,887           $ 18,944           $ 24,870          $ 30,913           $ 37,065
-------------------------------------------------------------------------------------------------------------------------------
             150,000                     16,012             23,631             31,120            38,726             46,440
-------------------------------------------------------------------------------------------------------------------------------
             175,000                     19,137             28,319             37,370            46,538             55,815
-------------------------------------------------------------------------------------------------------------------------------
             200,000                     22,262             33,006             43,620            54,351             65,190
-------------------------------------------------------------------------------------------------------------------------------


(1) The average annual compensation includes the participant's salary and bonus. Robert J. Glickman, Randy P. Curtis, Richard J. Koretz, Michael G. Stein and Tim
H. Taylor all had salary and bonus in excess of $200,000, and as such, are covered only up to the maximum average compensation of $200,000.

The years of credited service as of December 31, 2002 for the individuals in the cash compensation table are as follows: Robert J. Glickman, 33.0 years; Randy P. Curtis, 4.5 years; Richard J. Koretz, 11.0 years; Michael G. Stein, 11.5 years and, Tim H. Taylor, 14.5 years.

The Corus Bankshares Employees' Savings Plan & Trust ("the 401(k) Plan") is a defined contribution plan which is offered to employees who have completed one year of service and who are at least 21 years in age. Under the 401(k) Plan, beginning April 1, 2002, an employee may contribute up to 60% of compensation, not to exceed $11,000, into a retirement investment program (prior to April 1, 2002, the maximum contribution was 15% of compensation). Employees over the age of 50 were eligible for an additional catch-up contribution of $1,000.

In 2002, Corus matched 20% of pretax contributions to a maximum contribution of $1,500 per person. Matching contributions for Randy P. Curtis, Richard J. Koretz, Michael G. Stein and Tim H. Taylor were $1,500 per person in 2002. Robert J. Glickman did not participate in Corus' 401(k) Plan in 2002. Employees are vested in the matching contributions and the interest thereon after five years of credited service in the 401(k) Plan.

Robert J. Glickman, Randy P. Curtis, Richard J. Koretz, Michael G. Stein and Tim
H. Taylor are covered under the medical and dental insurance plans offered by Corus to all of its full-time employees.

COMPENSATION OF DIRECTORS

No fees were paid to Robert J. Glickman for directors or committee meetings in 2002. All other directors were paid $6,000 per Board of Directors meeting attended for the first three meetings of 2002 and $6,500 per Board of Directors meeting attended for the last two meetings of 2002. A fee of $1,000 per meeting was paid to each director attending a Stock Option Committee meeting or a Compensation Committee meeting. A fee of $1,000 was paid to each director attending the first Audit Committee meeting of 2002 and $5,000 for the each of the four subsequent Audit Committee meetings in 2002. In the prior year, Director Johnson was paid an additional $8,000 as Chairman of the Audit Committee. This fee was increased to $15,000 in August 2002, to be received by Director Johnson in quarterly installments.

CHANGE-IN-CONTROL AGREEMENTS

Corus currently has Change-In-Control Employment Agreements ("Agreements") with Timothy H. Taylor, Randy P. Curtis, Richard J. Koretz and one other executive officer ("Covered Executives") not named in the Summary Compensation Table. The purpose of the Agreements is to provide severance compensation to each covered executive officer in the event of the voluntary or involuntary termination after a change in control of Corus. "Change-in-Control" generally occurs on the date when an individual, corporation or partnership (with certain exceptions) becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of the stock of Corus representing 50% or more of the total voting power of Corus' then outstanding stock.

Compensation provided to the Covered Executives would be in the form of a lump sum payment equal to (1) 150%-300% of the Covered Executive's annual base salary if that person resigns for good reason or if that person is terminated by Corus (other than for cause) plus a pro-ration of any prior year's bonus paid, or any bonus paid in the year before the Change-in-Control, if greater, for the amount of time employed in the year of termination, or (2) 75%-150% of the Covered Executive's annual base salary if the executive initiates termination during the 30-day period following the first anniversary of the change in control. "Good reason" means (i) any failure by Corus to comply with the provisions of the Agreement relating to compensation and benefits, or (ii) Corus' relocation of the executive's principal job location to a location, other than Corus' headquarters on the date of the Change-in-Control, more than 35 miles from his principal job location on the date of the Change-in-Control. However, no severance compensation is due the Covered Executive if employment is terminated for cause. Additionally, no severance compensation would be due after the death of a Covered Executive. In the event the Covered Executive obtains other employment prior to the first anniversary of the date of his termination of employment with Corus, he shall repay Corus an amount equal to 50% of any compensation received from such employment during the twelve-month period following termination from Corus but not more than the lump sum payment, if any, received by the Covered Executive. Additionally, severance payments will be reduced and/or eliminated if the payments are prohibited by any banking regulations or the loss of a deduction would result under Section 280(g) of the Internal Revenue Code.

The term of all of the Agreements expire on December 31, 2003. If a Change-in-Control shall have occurred during the original term of the Agreements, the term of the Agreements shall continue for a period of 36 calendar months beyond the calendar month in which such Change-in-Control occurs.

REPORT ON REPRICING OF OPTIONS/SARS

At no time during the fiscal year ended December 31, 2002 did Corus adjust or amend the exercise price of existing stock options or SARs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Corus' Board of Directors had no compensation committee interlocks with any other entity. In the case of the 1999 Stock Option Plan, only the Stock Option Committee will make awards under the Plan.

BOARD REPORT ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION PHILOSOPHY

Corus' executive compensation objective is to link compensation with corporate and individual performance in a manner which, recognizing the marketplace practices of other bank holding companies, will retain and attract executives who can achieve the short- and long-term goals of Corus. The policy is to provide for competitive base salaries that reflect individual levels of responsibility and performance, annual bonuses based upon achievement of annual corporate performance, and awards of stock-based incentive opportunities. The combined result is a strengthening of the mutuality of interest in Corus' long-term performance between its executive officers and Corus' shareholders.

TIMING OF THE BOARD OF DIRECTOR COMPENSATION REVIEW

The Compensation Committee (the "Committee") awarded 2002 bonuses at its November 12, 2002 meeting. The 2002 base salaries were set at the Board of Directors' November 13, 2001 meeting. This report is based upon the decisions made at those meetings. To the extent that specific performance factors were discussed, the Board considered Corus' actual performance for the nine months ended September 30, 2002 and projections for the entire fiscal year.

PEER GROUP COMPARISONS

At various stages of this report, the members of the Board assess Corus' performance relative to its peer publicly traded bank holding companies ranging in size from $2 billion to $5 billion in the current year and over time. This peer group is the appropriate group to utilize when assessing comparative performance factors and the peer group is a subset of the NASDAQ BANK STOCKS indices used in the performance graph included in this Proxy Statement.

BASE SALARIES

A base salary has been established for each executive officer. These base salaries are established in relation to the external marketplace and internal factors including but not limited to the following factors: (1) the compensation history of the individual officer, (2) the individual's years of experience with Corus and in the industry, (3) the performance and contribution of the individual officer, and (4) the job responsibility of the individual officer.

Additionally, the Board also considers various qualitative factors including, but not limited to, knowledge of the banking industry, the ability to recruit and build a management team, commitment and dedication, and entrepreneurial spirit. As a matter of policy, the Board does not assign weights to the factors above for any of its executive officers due to the belief that the evaluation and awarding of compensation to the executive officer group cannot be simplified to a mathematical computation. As such, the compensation policy used by the Board to set base salaries is considered subjective.

BONUSES

Executives may earn cash bonuses on an annual basis (the "Bonus Program"). The Bonus Program is designed to promote a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while rewarding outstanding performance or achievement. The Board considers the achievements of each executive officer for that year. The achievements may be quantitative or qualitative. Qualitative factors include but are not limited to commitment, dedication, or a demonstration of the entrepreneurial spirit. The Board is of the opinion that Corus is still small enough an organization to know what contribution an executive officer has made in a given year.

STOCK OPTIONS

Corus grants stock options pursuant to the 1999 Stock Option Plan, which was approved by the shareholders at the 1999 Annual Meeting of Shareholders. In 2002, options were granted to named executives as listed in the Executive Compensation section. All named executive officers presently hold stock options, except for Michael G. Stein. The Board felt that the present level of options, after consideration of the 2002 grants, was appropriate.

The Stock Option Committee will not assign specific company or individual objectives when evaluating the awarding of stock options for the CEO or its other executive officers; and, as such, the compensation policies used by the Stock Option Committee when determining stock option awards will be considered subjective.

COMMISSION PROGRAM FOR COMMERCIAL LOAN OFFICERS

As cited, Corus also has the Corus Bank, N.A. Commission Program for Commercial Loan Officers. The purpose of the CLO Commission Program is to reward commercial loan officers for new business development on the basis of each officer's loan volume generation, the potential profitability and the loan loss experience of such officer's loan portfolio, thereby more closely aligning the goals of the loan officers with the interests of Corus and its shareholders. The CLO Commission Program is also intended to help attract and retain qualified loan officers. All commercial loan officers of Corus Bank are eligible to participate in the CLO Commission Program. Currently there are 16 officers of Corus eligible to participate, including Michael G. Stein.

CEO COMPENSATION

The factors discussed above in the "Base Salary" section are the basis for determining the base salary and the bonus of the CEO, Mr. Robert J. Glickman. Neither Mr. Glickman's salary, nor his bonus changed from 2001 to 2002.

The 2002 bonus amount to the CEO was based on his leadership in attaining, among other criteria, the following:

     (1) Due to Corus' large holdings of common stocks, as discussed below in item (3), the consolidated results for Corus Bankshares are not meaningful for either year-to-year comparisons or for peer comparison. It is more appropriate to look at the performance of Corus' Bank separate from that of the common stocks.

          For the nine months ended September 30, 2002, Corus Bank's return on average assets and return on average equity were 2.0% and 13%, respectively. The members considered these actual performance factors along with management projections that indicated the calendar year would be similar. By comparison, our peer group had performance ratios of approximately 1.1% and 13%, respectively, for the first six months of 2002 (the latest available peer group data). Thus while Corus' return on equity was essentially identical to our peer average, our return on assets was nearly double the peer results.

     (2) Corus Bank's efficiency ratio for the first nine months of 2002 was 41%, whereas our peer group experienced an efficiency ratio in excess of 62% for the first six months of 2002 (the latest available peer group data). The efficiency ratio is a banking industry measure that is calculated by dividing noninterest expenses less goodwill amortization by the sum of noninterest income (net of security gains) and fully tax-equivalent net interest income. A ratio of less than 50% is generally considered excellent in the banking industry. As such, Corus' ratio in 2002 continues to be considered outstanding by the Committee.

     (3) The Committee noted the success of the investment in the common stock portfolio. It was noted that the idea of creating a stock portfolio was the CEO's. It was also noted that the CEO was in charge of all investment decisions related to this stock portfolio. At October 31, 2002, the unrealized gains in the portfolio were $47 million and the realized gains, since inception of the portfolio in mid 1994, were over $39 million. Together with the dividends of nearly $26 million received since inception of the stock program, brings the total return to over $111 million as of November 1, 2002 and a compounded annual growth rate of nearly 13%.

     (4) Over the past five years (through November 1, 2002) the total return of Corus' stock has been nearly 40% whereas the NASDAQ BANK STOCK index has returned just 33%. As compared to the NASDAQ STOCK MARKET index, which has generated a net loss of 13% over those same 5 years, Corus performance looks all that much better. Moreover, the appreciation of Corus' stock price over the past five-year period equates to a gain to its shareholders in excess of $120 million (Corus' market capitalization has increased from $515 million at October 31, 1997 to $636 million at November 1, 2002).

     (5) The members of the Committee have determined that Robert J. Glickman is a person with extreme dedication to the success of Corus and has exhibited such dedication through his entrepreneurial spirit, hard work ethic, knowledge of the banking industry and his ability to recruit a management team with the same characteristics.

TAX CONSIDERATIONS

The Board has considered the provisions of Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of Corus' federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Board believes that Corus' current compensation arrangements, which are primarily based upon performance measures expected to be reflected in increasing stockholder value over time, should not be altered to artificially maintain or reduce executive compensation at or below the deduction limit specified in
Section 162(m). However, in order to maximize Corus' corporate tax deduction, it is the Board's policy to administer executive compensation in conformance with the provisions of Section 162(m), except where, in the Board's judgment, the interest of Corus and its stockholders are better served by a different approach.

CONCLUSION

The Compensation Committee believes the executive officers' individual compensation programs discussed in this report are designed in a manner that is consistent with Corus' overall compensation philosophy. As such, the compensation provided to Corus' CEO, Mr. R. J. Glickman, and to the other executive officers is deemed appropriate.

                                                            VANCE A. JOHNSON
                                                            RODNEY D. LUBEZNIK

PERFORMANCE GRAPH

The following chart compares the cumulative total returns of Corus Bankshares, Inc., the NASDAQ Stock Market (U.S.) (broad market index) and NASDAQ bank stocks (peer group index). The NASDAQ Stock Market for United States Companies index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The NASDAQ Bank Stocks index comprises all banks traded on the NASDAQ National Market and NASDAQ Small-Cap Market. The chart assumes an investment of $100 on January 1, 1998 and dividend reinvestment throughout the period.


          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CORUS BANKSHARES, INC., NASDAQ STOCK MARKET (U.S.), AND NASDAQ BANK STOCKS

                              (PERFORMANCE CHART)

                                    Dollar Value of Investment at December 31

                               1997            1998           1999            2000           2001          2002
                            ----------      ----------     ----------      ----------     ----------    ----------
NASDAQ Stock Market (U.S)     $100            $141           $261            $157           $125         $  86
NASDAQ Bank Stocks             100              99             96             109            118           121
Corus Bankshares, Inc.         100              83             63             132            123           120


TRANSACTIONS WITH MANAGEMENT AND OTHERS

Certain Directors are, at present, customers of Corus' subsidiary bank and have transactions with the bank in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than the normal risk of collectability or present other unfavorable features.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the company's Officers and Directors, and persons who own more than 10% of the company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms received by the Company during or with respect to its most recent fiscal year, the company believes that all such reports were filed in a timely manner.

                                FUTURE PROPOSALS

Shareholders' proposals intended to be included in the Proxy statement and Form of Proxy Card for Corus' 2004 Annual Meeting, including nominees for director to be considered by the Nominating Committee, in accordance with SEC Rule 14a-8, must be received in writing by the Secretary of Corus no later than November 11, 2003, in order to be considered for inclusion in the proxy material for that meeting.

A stockholder that intends to present business at the 2004 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in Rule 14a-4(c). Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof to the Company not later than 45 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Therefore, because the Company anticipates holding its 2003 annual meeting on April 10, 2003, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than February 24, 2004.

                                 OTHER BUSINESS

Corus is unaware of any other matter to be acted upon at the meeting for shareholder vote. In case of any matter properly coming before the meeting for shareholder vote, the proxy holders named in the proxy accompanying this statement shall vote them in accordance with their best judgment.

By order of the Board of Directors,



                                                      /s/ Michael E. Dulberg
                                                      ----------------------
                                                      Michael E. Dulberg
                                                      Secretary

March 11, 2003

                                   EXHIBIT A


                             CORUS BANKSHARES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


I.       PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring:

     -   the integrity of the financial statements of the Company;

     -   the compliance by the Company with legal and regulatory requirements;
         and

     - the independence and performance of the Company's internal and external auditors.


The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

II.      COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the NASDAQ Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Public Accounting Reform and Investor Protection Act of 2002, and the regulations promulgated thereunder. All members shall be financially literate, defined by the NASD to mean the ability to read and understand basic financial statements. In particular, one member must also have accounting or related financial management expertise meaning past experience in finance or accounting or other comparable experience or background that results in financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual company meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee may, at its option, meet with management, the independent accountants or the outsourced internal auditors in separate executive sessions to discuss any matters that the Committee, or each of these groups, believes should be discussed privately.

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter as conditions dictate, but in no case less than annually.

2. Review the annual audited financial statements with management prior to the filing of the Company's Report on Form 10-K, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, in each case as brought to the attention of the Committee, including any analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters (accounting interpretations by an accountant other than the independent external auditor).

4. Review with management and the independent auditor the impact on the Company of any new accounting or reporting requirements issued by regulators or in accordance with GAAP. In addition, the Committee shall review with management and the independent auditors the impact of any off-balance sheet structures on the Company's financial statements.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the Earnings Release and the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements. The Chair of the Committee may represent the entire Committee for purposes of this review.

6. Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Public Company Accounting Reform and Investor Protection Act of 2002 and the regulations promulgated thereunder.

7. Review the reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended (critical accounting policies and practices; communications with management).

INDEPENDENT AUDITOR

8. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms, and all non-audit engagements with the independent auditor in accordance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended by the Public Accounting Reform and Investor Protection Act of 2002, and the regulations promulgated thereunder. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the audit committee.

9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10. (i) Obtain and review a formal written statement (which shall be updated as required) from the independent auditor listing all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1; (ii) engage in active dialogue regarding any disclosed relationships or services that may impact the objectivity and independence of the auditor; and (iii) take or recommend that the Board take appropriate action to oversee the auditor's independence.

11. Evaluate together with the Board the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

12. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

13. Determine whether there were any issues where the local independent audit team consulted with their national office. If so, discuss those issues with the national office of the independent auditor and assess their ultimate resolution.

14. If deemed necessary, consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

15. In consultation with the independent accountants and the outsourced internal auditors, review the integrity of the company's financial reporting processes, both internal and external.

16. Consider the independent accountants' judgments about the appropriateness of the Company's accounting principles as applied in its financial reporting.

17. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, and/or outsourced internal auditors.

INTERNAL CONTROLS AND RISK ASSESSMENT

18. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

19. Consider and review with management, the independent accountants and outsourced internal auditors:


         a. The effectiveness of, or deficiencies in, the company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls; and

         b. Any related significant findings and recommendations of the independent accountants and the outsourced internal auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct deficiencies in internal controls.

INTERNAL AUDIT

20.  Review and approve the appointment of the outsourced internal auditors.

21. Review activities, Company structure, and qualifications of all of the outsourced internal auditors.

22. Review and evaluate the scope, risk assessment and nature of the plan developed by the outsourced internal auditors and any subsequent changes, including whether or not the plan is sufficiently linked to the company's overall business objectives and management's success and risk factors.

PROCESS IMPROVEMENT

23. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the outsourced internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

24. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

         b.   Any changes required in the planned scope of the internal audit

25. Review any significant disagreement among management and the independent accountants or the outsourced internal auditors in connection with the preparation of the financial statements.

26. Review with the independent accountants, the outsourced internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented.

27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

REGULATORY AND LEGAL COMPLIANCE

28. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated (addresses the reporting of illegal acts).

29. Management and the independent auditor shall report to the Audit Committee regarding conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions. Conduct an appropriate review of all related party transactions and approve such transactions for conflict of interest situations, where appropriate.

30. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

31. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

32. Ascertain whether the Company has an effective process for determining risks and exposures from litigation and claims and from noncompliance with laws and regulations.

33. Review with Company's counsel and others any legal, tax or regulatory matters that may have a material impact on company operations and the financial statements, Company compliance policies and programs, and any material reports or inquiries received from regulators or governmental agencies.

OTHER

34. Maintain minutes or other records of meetings and activities of the Audit Committee.

35. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

 WHILE THE AUDIT COMMITTEE HAS THE RESPONSIBILITIES AND POWERS SET FORTH IN THIS CHARTER, IT IS NOT THE DUTY OF THE AUDIT COMMITTEE TO PLAN OR CONDUCT AUDITS OR TO DETERMINE THAT THE COMPANY'S FINANCIAL STATEMENTS ARE COMPLETE AND ACCURATE AND ARE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THIS IS THE RESPONSIBILITY OF MANAGEMENT AND THE INDEPENDENT AUDITOR.

                                   EXHIBIT B

                                    PROPOSED
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF

                             CORUS BANKSHARES, INC.


FIRST: The name of the corporation (hereinafter called the "corporation") shall be:

                         CORUS BANKSHARES, INC.

SECOND:       The purposes and powers of this corporation shall be:

     (a) To operate and conduct a bank holding company by providing management service and advice to its subsidiaries relating to such matters as accounting methods, investments, lending and credit techniques and compliance with governmental regulations.

     (b) To do any and all lawful acts and to carry out any and all lawful business purposes permitted by law to a corporation formed under the Minnesota Business Corporation Act.

     (c) To acquire, hold, mortgage, pledge and dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation.

     (d) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade-names.

     (e) To enter into obligations or contracts and to do any acts incidental to the transaction of its business or expedient for the attainment of the purposes stated in these articles.

     (f) To do each and all of the things aforesaid for itself, or as agent, broker, factor or consignee of, or associate with another, and to do the same as fully and to the same extent as natural persons might or could do.

              To have in furtherance of the corporate purposes, all of the powers conferred upon corporations incorporated under Chapter 320A, Minnesota Statutes.

              Provided, that the word "and" shall mean "or" as well, and the word "or" shall mean "and" as well, wherever used in this Article.

THIRD:        The duration of the corporation shall be perpetual.

FOURTH: The address of the registered office of the corporation in the State of Minnesota is c/o C T Corporation System, Inc., 405 Second Avenue, South, Minneapolis 55401, and the name of the registered agent of the corporation at that address is C T Corporation System, Inc. The said registered office is located in the County of Hennepin.

FIFTH:

     (a) The total authorized number of par value shares of this corporation shall be fifty million (50,000,000) shares; and the par value of each such share shall be Five Cents ($0.05).

     (b) All shares shall have the same relative rights and voting power and be without any relative preference or restrictions.

     (c) The corporation shall have and does hereby retain a first lien on the shares of its stockholders, and upon all dividends due thereon, for any indebtedness by such stockholders to the corporation.

SIXTH: No shareholder entitled to vote in the election of directors shall be entitled as of right to cumulative voting in any such election.

SEVENTH: Any action required or permitted to be taken at a meeting of the Board of Directors of the corporation, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to make the same action at a meeting of the Board of Directors at which all directors were present.

EIGHTH: The corporation shall, to the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Chapter from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Chapter.

NINTH: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
              (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes,
              (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article Ninth. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



TENTH: No holder of shares of capital stock of the corporation shall have any preemptive or preferential right of subscription to any shares of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its sole discretion, may from time to time determine, and at such price as the Board of Directors from time to time may fix.

ELEVENTH:     The corporation's business and conduct of its affairs shall be regulated as follows:

     (a) The management of the business and affairs of this corporation and the custody of its properties shall be vested in a Board of Directors of not less than five (5) and not more than thirteen
              (13) members who need not be stockholders. A majority of the Board of Directors shall constitute a quorum.

     (b) The Board of Directors may adopt and amend by-laws and adopt a seal for this corporation.

     (c) The annual meeting of the stockholders of this Corporation shall be held on a day and hour and place to be designated by the Board of Directors. Such date shall not be earlier than the First Monday in April and not later than the last Monday in May of each year. At all meetings of stockholders, special or annual, a majority of the stock entitled to vote thereat shall constitute a quorum. Concurrence of a majority of all of the issued and outstanding stock entitled to vote thereat shall be required for the taking of any action by the stockholders, including the election of directors, unless by the concurrence of more is required, and there shall be no cumulative voting.

     (d) The directors, when elected, shall hold office until the annual meeting of stockholders in the following year and until their successors shall have been elected and have qualified.

     (e) Immediately following the annual meeting of stockholders, the annual meeting of directors shall be held. At such meeting the officers of the corporation shall be elected by the directors. The officers, when elected, shall hold office until the annual meeting of directors in the following year and until their successors shall have been elected and have qualified. The officers of the corporation shall consist of a President, Vice-President, Secretary, Treasurer, and such assistant secretaries and assistant treasurers as the Board of Directors shall from time to time determine. Any one person may hold one or more offices.

     (f) The shares in this corporation shall be issued from time to time upon order of the Board of Directors for such consideration of cash, or other property, tangible or intangible, or services, or of an amount transferred from surplus to stated capital upon a share dividend, as the Board of Directors in its discretion shall determine.

                             Corus Bankshares, Inc.
                            3959 North Lincoln Avenue
                             Chicago, Illinois 60613

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking previous proxies for such stock, hereby appoints J.C. Glickman and R.J. Glickman or either one of them the proxy of the undersigned with full power of substitution, to vote all stock of Corus Bankshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held in the office of Corus Bank, N.A., 4800 N. Western Avenue, Chicago, Illinois 60625, at 10:00 a.m. on April 10, 2003, and at any adjournment thereof:

1. ELECTION OF DIRECTORS
FOR all nominees listed below                              WITHHOLDING AUTHORITY to
(except as marked to the contrary below)  _____________    vote for all nominees listed below   _____________

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Joseph C. Glickman                           Vance A. Johnson
Robert J. Glickman                           Rodney D. Lubeznik
Steven D. Fifield                            Michael J. McClure

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT
PUBLIC ACCOUNTANTS OF THE COMPANY.

FOR ____________                             AGAINST ___________                        ABSTAIN __________


3. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

FOR ____________                             AGAINST ___________                        ABSTAIN __________


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE MARKED, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, RATIFICATION OF AUDITORS, AND AMENDMENT OF THE ARTICLES OF INCORPORATION AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned, may, at any time prior to the Annual Meeting of Shareholders, revoke this Proxy.

Dated:______________________, 2003          _________________________________
                                            Signature

                                            _________________________________
                                            Signature, if held jointly

(The shareholder's signature should be exactly as it appears on stock certificate. In case stock is held jointly, all parties should sign. If you sign as an attorney, trustee, administrator, executor or guardian, please give full title as such. Corporations should sign by duly authorized officer and affix seal.)